Exhibit 10.1
AIRCRAFT MANAGEMENT SERVICES AGREEMENT
This Aircraft Management Services Agreement (this "Agreement"), is made and entered as of September 2, 2024 (the “Effective Date”), by and among flyExclusive, Inc., a Delaware corporation ("Service Provider"), and Volato Group, Inc., a Delaware corporation (the "Company").
WHEREAS, the Company desires to retain the Service Provider to provide certain aircraft management services upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:
1.Appointment. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Company, as described in Section 3(a) hereof. For purposes of this Agreement, an "Affiliate" of any specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
2.Term; Termination; Expiration.
(a)Term. The term of this Agreement (the "Term") shall be for a term expiring twelve (12) months after the date hereof.
(b)Termination by the Service Provider. The Service Provider may terminate this Agreement (i) immediately and without notice to the Company upon a material breach of this Agreement by the Company; or (ii) upon thirty (30) days written notice to the Company. Company may terminate this Agreement (i) immediately and without notice to the Service Provider upon a material breach of this Agreement by the Service Provider.
(c)Expiration. Upon the earlier of a termination pursuant to Section 2(b) above or the expiration of this Agreement pursuant to Section 2(a) above, except for those terms and conditions contained in Sections 6, 7 and 8 of this Agreement, all other terms and conditions hereunder shall terminate. Upon any termination or expiration of this Agreement, Service Provider shall have no obligation to return to Company, servicing or control of any relationship covered by or relating to the Services, or with respect to the Company’s former, existing, and/or prospective clients.
3.Duties of the Service Provider.
(a)Services. The Service Provider or any of its Affiliates shall provide or arrange for the provision of aircraft management services set forth in Exhibit A hereto (the “Services”), and the Service Provider (or its designee) shall be the Company’s exclusive provider of Services. Exhibit A may be amended from time to time upon the written agreement of both parties. The Company hereby authorizes and empowers the Service Provider (or its designee) to perform the Services in a manner deemed reasonable by the Service Provider, consistent with Company’s operational control obligations. Where Service Provider desires, any third-party contract subject to management or control or related to the Services may be amended to replace Company with Service Provider as a party to any such Services contract or to terminate the Company’s contract if Service Provider enters into a new contract with such third party. In no event shall Company be required to breach the terms of any third-party contract in so amending, replacing, or terminating any contract.
(b)Scope of Services. The Service Provider (or its designee) shall provide Services for the third parties utilizing some or all of the equipment scheduled on Exhibit B hereto.
(c)Service Provider Executives. The Service Provider shall cause all executives hired by the Service Provider (or its designee) in connection with this Agreement and the Services to enter into customary employment agreements, including non-compete provisions.
4.Duties of the Company; Company Covenants; Option.
(a)Duties of the Company. In connection with the Services, the Company shall furnish Service Provider with all information which Service Provider reasonably requests, including without limitation a list of the Company’s former, current, and prospective clients, financial statements, operating plans and budgets, marketing and sales information, and shall provide Service Provider with access to the Company’s officers, managers, directors, accountants, legal counsel and other advisors. The Company hereby represents and warrants to Service Provider that all such information is and shall be true and accurate in all material respects on the date it is given to Service Provider and does not and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Service Provider shall be using and relying upon such information supplied by the Company and its officers, managers, directors, agents and others. If any information provided to Service Provider by the Company becomes inaccurate, incomplete or misleading in any material respect during Service Provider's engagement hereunder, the Company shall so advise Service Provider in a prompt manner. The foregoing shall be limited to information reasonably required by Service Provider to provide the Services hereunder, and shall not extend to cover any materials or information altered, amended, created, or processed by Service Provider under this Agreement (“Service Provider Information”). Service Provider hereby represents and warrants to Customer that all Service Provider Information is and shall be true and accurate in all material respects on the date it is given to Customer or third parties in the course of providing the Services, and does not and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Service Provider acknowledges and agrees that Company shall be using and relying upon such Service Provider Information its officers, managers, directors, agents and others. If any information provided by Service Provider to the Company becomes inaccurate, incomplete or misleading in any material respect during Service Provider's engagement hereunder, Service Provider shall so advise Customer in a prompt manner.
(b)Company Consulting Services. During the term of the Agreement, Company shall provide consulting services to Service Provider, including but not limited to, software development, sales, and other professional services as agreed upon from time to time (“Company Services”). The terms and conditions of such agreement shall be consistent with the terms of the Agreement (e.g. no fiduciary obligations, no joint venture, etc.). Services shall be initially performed by the Company’s CEO, CTO, CFO, COO, CCO, the air carrier 119 personnel, Chief Accounting Officer, paralegal and attorney (attorney shall provide only general services and shall not provide legal advice to Service Provider), plus any existing employees designated by Service Provider that are needed temporarily. The parties acknowledge that such services shall be valuable for the integration of the Company’s operations and selected personnel into the Service Provider. The cost for such consulting agreement shall be the current salaries and benefit costs of said personnel engaged in the support of the Services, plus reasonable out of pocket expenses payable monthly in arrears. The Service Provider shall have the option to terminate the consulting agreement at any time, at the sole discretion of the Service Provider, in whole or in part, including in part with respect to specific personnel identified by the Service Provider. As Company aircraft are moved over to the Service Provider’s certificate, when all such Company aircraft have been moved, the Company’s subsidiary certificate shall no longer be needed and adjustments shall be made to the consulting agreement payments to reflect such moves. The actual list of personnel needed, and total cost of consulting per person, has been provided by Company to Service Provider. The Company warrants and represents that the list provided is accurate, true, correct and complete and consistent with the Company’s operation of the aircraft for which Service Provider shall provide Services. The consulting cost is based on current compensation/benefits provided to such Volato employees.
(c)Vaunt. The Company’s Vaunt product shall remain under control of the Company. Service Provider shall use commercially reasonable efforts to include designated Service Provider fleet aircraft in the Vaunt platform for empty leg marketing. Including Service Provider fleet in the Vaunt platform shall be at no cost to Service Provider. Company hereby grants the Service Provider the first right to sell any Service Provider empty legs; the remainder to be available to Vaunt at no cost to the Company. The Service Provider shall not be obligated to operate any flights that are confirmed by Vaunt and then later cancelled/changed/rescheduled by anyone, for any reason. The Service Provider’s daily flight schedule is fluid and as such, changes happen constantly as every flight day develops. Service Provider charter, fractional, club, card, partner and owner flights shall have first priority access to such service subject to availability. In the event the operation of any Vaunt flights generates any additional operation cost, said cost shall be paid by the Company. The Service Provider’s participation in the program is voluntary and Service Provider shall have the option to decline any flight and to end participation in such flights in the future if the execution of said flights becomes unmanageable as determined by the Service Provider in the Service Provider’s sole discretion.
(d)Amendment and Estoppel. In connection with Services, the Company shall use commercially reasonable efforts to cause third parties that shall be provided Services to (i) amend such third party’s active and existing contract with the Company to, among other matters, designate the Service Provider as the entity that shall provide Services to such third party during the term of this Agreement or, at the request of the Service Provider, terminate Company’s contract with such third parties and reasonably assist Service Provider in executing a new agreement with such third party, and (ii) execute a release, and standard estoppel, to, among other matters, preclude such third party from asserting any claims, demands, offsets, liens, or defenses against Service Provider that arose or accrued or could have arisen or accrued prior to the Effective Date, whether known or unknown, asserted or unasserted, contingent or otherwise.
(e)License Grant. In connection with the provision of the Services, at the time this Agreement is signed, the Company shall grant to the Service Provider a non-exclusive license to Company’s proprietary software pursuant to the terms and conditions of a mutually agreeable software license, with a license fee equal to the documented, out of pocket expenses incurred by Company with third-party vendors and only to the extent related solely and directly to the software.
(f)Option. The Company hereby grants Service Provider the right to cause the Company to merge with and into (the “Merger”) a wholly owned subsidiary of the Service Provider (the “Option”). The term of the Option shall expire on the date that is twelve months from the date hereof; provided, however, that the term of the Option shall continue until the closing of the Merger or the abandonment of the Merger by either party or both parties (the “Option Term”) so long as the Service Provider provides notice of its intent to exercise the Option prior to the expiration of the Option Term. The Merger shall be subject to a fully executed mutually agreed upon definitive merger agreement and any required regulatory, board and shareholder approvals for both the Company and the Service Provider. The Service Provider shall have no obligation with respect to consummating the Merger in the absence of such approvals. Consideration for the Merger shall be in the form of the Service Provider’s common stock or in Service Provider’s discretion, cash. The purchase price for the Merger shall be based on the volume-weight average price (the “VWAP”) of the Company’s common stock for period prior to the earlier of the public announcement of (i) the exercise by Service Provider of its exercise of the option, or (ii) the signing a definitive merger agreement. VWAP means for any date, the price determined by the first of the following clauses that applies: (A) if the Company’s common stock is then listed or quoted on a trading market, the average of the daily volume weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding such date on the trading market on which the Company’s common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time) determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), (B) if OTCQB or OTCQX is not a trading market, the average of the daily volume weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding such date on OTCQB or OTCQX as applicable, (C) if the Company’s common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Company’s common stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the daily volume weighted average ask price per share of the Common Stock so reported for the thirty (30) trading days immediately preceding such date, or (d) in all other cases, the fair market value of a share of Company’s common stock as determined by an independent appraiser selected in good faith by the Service Provider and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Service Provider. To the extent that the Company receives any verbal or written offer from a third party, Company shall notify Service Provider of the terms and conditions of such offer and Service Provider shall have an right of refusal to meet the terms of any such third party offer.
(g)Transfer of Company Member Information. Company has provided Service Provider with a comprehensive listing of its clients and members. Such documentation includes a list of all Company members and clients including detailed contact information, historical flights, the type of membership and the balance of block time funds on account for each member. Company agrees that the Service Provider shall be entitled to negotiate with such members and clients and offer Service Provider programs that will replace Company programs. The terms and conditions to be offered by Service Provider will be in the sole discretion of Service Provider; provided, however, the objective of the Service Provider offer will be to move as many Company members and clients as commercially reasonable to Service Provider membership programs. Company agrees to such negotiations and movement and acknowledges that the ultimate terms and conditions offered to its members and clients will be a function of market reaction to this Agreement and the provision of management services by the Service Provider. To the extent that Company members or clients do not sign contracts with Service Provider for one of its programs, such members shall remain Company members or clients and Service Provider will have no obligations with respect to such members or clients.
(h)Financial Statement. Company acknowledges that the Service Provider’s commitment to provide management services in exchange for the Management Fee set forth in Section 5 is based upon financial information provided to Service Provider. The Company represents and warrants to the Service Provider that the financial information has been prepared on a basis consistent with the Company’s historical practices, are true and complete and correct, and include all items of revenue and expense that are currently received as revenue or incurred as operating expenses, in connection with or related to the operation of the aircraft subject to this Agreement. The information regarding expenses includes a comprehensive summary of all aircraft maintenance, insurance, maintenance and engine program costs, revenue share and revenue split or other rental payments. The Company and the Service Provider acknowledge that the financials do not include any indirect corporate general and administrative expenses, but only expenses required to support flight operations to be managed by Service Provider under this Agreement. There are no undisclosed liabilities not included in the expense items provided by Company to Service Provider other than ordinary operating expenses not yet billed to or incurred by Company between the date of such financials and the Effective Date of this Agreement, nor obligations or liens on any of the assets subject to this Agreement. The Company is aware of no liens on the assets that, after consummation and execution of this Agreement, could affect the delivery of Services under this Agreement.
(i)Company Representations and Warranties.
(A)The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification.
(B)The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and, assuming that this Agreement is a valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(C)The Chief Executive Officer of the Company has determined that this Agreement and transactions contemplated hereby are in the best interests of the Company and its stockholders, and has the right, power and authority to enter into this Agreement without approval of the Company’s board of directors.
(D)The consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not: (i) violate or conflict with, or require any consent, approval or waiver under, any term, condition or provision of (A) the Company’s organizational or governing documents, (B) any contract to which the Company is a party or by which any of its assets are bound, or (C) any law applicable to the Company; or (ii) result in the creation of any material lien upon any of the assets or properties of the Company. The Company is not in breach of any contract or agreement related to the provision of Services contemplated by this Agreement.
(j)Service Provider Representations and Warranties.
(A)The Service Provider is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted. The Service Provider is qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification.
(B)The Service Provider has all requisite corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The execution, delivery and performance by the Service Provider of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Service Provider and, assuming that this Agreement is a valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Service Provider, enforceable against the Service Provider in accordance with its terms.
5.Management Fee; Expenses.
(a)Management Fee. As consideration payable to the Service Provider or any of its Affiliates for providing the Services to the Company, the Service Provider shall be entitled to retain the excess of revenue collected over expenses incurred in connection with its delivery of Services hereunder. For the avoidance of doubt, Service Provider shall be responsible for all of its own expenses incurred in connection with providing the Services (e.g. personnel, fuel, travel, etc.)
(b)Expenses.
(i)During the term of this Agreement, all expenses in connection with the Services that are confirmed by the Service Provider in the Service Provider’s reasonable discretion as being required to support flight operations shall be paid by the Service Provider. To the extent such expenses arise from a Company contract, such expense shall not be paid unless the contract relating to such expense has been provided by Company to Service Provider (collectively with non-contractual expenses disclosed by Company to Service Provider, the “Expenses”). Company represents and warrants to Service Provider that each contract constituting or included in Expenses is (i) valid and in full force and effect; (ii) the execution and performance of this Agreement shall not, with the passage of time or otherwise, result in a breach of or constitute an event of default under any such contract, or result in termination or acceleration of obligations under any such contract; and (iii) subject to Section (b) (iv) below, no amounts due by Company under any such contract are accrued or outstanding except as disclosed to Service Provider on or before the Effective Date of this Agreement.
(ii)In the event that, and to the extent that, such Expenses cannot be paid by the Service Provider, the Service Provider shall reimburse the Company in the amount of such Expenses.
(iii)Company has no liabilities or obligations relating to the Services that have not been disclosed in this Agreement or specifically identified as an Expense.
(iv)From and after the date of this Agreement, to the extent that Service Provider receives an invoice or other bill for services provided that relates to or includes expenses accrued or incurred for any period or portion of a period prior to the date hereof, (A) if such invoice relates in full to any period prior to the date hereof, Service Provider will forward such invoice to Company; and (B) if such invoice relates in part to any period prior to the date hereof and in part to any period subsequent to the date hereof, Service Provider shall allocate responsibility for such invoice to periods before and after the date hereof with the Company being responsible for periods before the date hereof and Service Provider being responsible for periods after the date hereof. In either case, Company will pay Service Provider such invoice amounts in full within ten (10) days of the date forwarded. From and after the date of this Agreement, to the extent that Company receives an invoice or other bill for services provided that relates to or includes expenses accrued or incurred for any period or portion of a period prior to the date hereof, (C) if such invoice relates in full to any period prior to the date hereof, Service Provider will forward such invoice to Company; and (D) if such invoice relates in part to any period prior to the date hereof and in part to any period subsequent to the date hereof, Company shall allocate responsibility for such invoice to periods before and after the date hereof with the Company being responsible for periods before the date hereof and Service Provider being responsible for periods after the date hereof. In either case, Service Provider will pay Company such invoice amounts in full within ten (10) days of the date forwarded. To the extent that either party fails to pay its portion, the balance due shall bear interest at the rate of 18% per annum from the date any such invoice is due, and such invoice amount shall be subject to setoff from amounts otherwise due either hereunder or in connection with this Agreement.
(v)With respect to operation of the aircraft receiving the Services, all revenue associated with management and operation of such aircraft shall be prorated for September 2024 based on the days of operation. For example, if this Agreement is dated September 2, 2024, the Company shall be entitled to aircraft flight revenue for two (2) days and 2/30 of management fees for the month of September and the Service Provided shall be entitled to 28/30 of management fees for the month of September and all aircraft flight revenue for September 3, 2024 and from thereon.
(c)No Assumption. Notwithstanding any provision in this Agreement to the contrary, Service Provider shall not assume and shall not be responsible to pay, perform or discharge any liabilities or obligations of Company or any of its respective affiliates of any kind or nature whatsoever unless such liability or obligation is specifically agreed in writing and included in Expenses. Company shall, and shall cause each of its Affiliates to, pay and satisfy in due course all liabilities and obligations which it is obligated to pay and satisfy. In all cases, no liabilities or obligations in respect of any contract included in Expenses shall be an obligation or liability of Service Provider to the extent related to, or accrued in any manner related to, any failure to perform, improper performance, warranty, or other breach, default or violation by Company, whether before or after the date hereof. In all cases, no liabilities or obligations in respect of any contract included in Expenses shall be an obligation or liability of Company to the extent related to, or accrued in any manner related to, any failure to perform, improper performance, warranty, or other breach, default or violation by Service Provider, whether before or after the date hereof.

(d)Employees. Company shall be responsible for and Service Provider assumes no responsibility or liability for any director, officer, employee, consultant of Company to severance pay or any other benefit or payment, including but not limited to hourly pay, commission, bonus, salary, accrued vacation or paid time off, fringe, pension or profit sharing benefits or severance pay, and Company shall pay any and all such amounts to all entitled persons on or prior to the date of this Agreement.
6.Confidentiality. Each of the Company and the Service Provider acknowledge that during the course of their relationship hereunder, they may be given access to or may become acquainted with Confidential Business Information (as defined below) of the other party. In recognition of the foregoing, the parties hereby agree not to disclose or use any of the Confidential Business Information of the other party except in connection with this Agreement, the Services, or as otherwise required by applicable laws. In the event a party is required by applicable laws to disclose Confidential Business Information of the other party, such party shall (if permitted by applicable laws) give reasonable advance written notice to such other party prior to such disclosure, so that the initial disclosing party may seek a protective order. For purposes of this Agreement, “Confidential Business Information” shall mean non-public confidential or proprietary information, and trade secrets, of either party relating to its business, including, but not limited to: (a) business methods, plans, processes, opportunities, and challenges; (b) facilities; (c) billing records; (d) client records, including without limitation client names or other personal information of clients, passenger names or other personal information of passengers, travel routes, travel frequency, (e) tax returns, financial information and data, business reports and metrics; (f) any records, memoranda and correspondences dealing with the business of the Company or the Service Provider; (g) policies; (h) financial and operational information, (i) internal memoranda; (j) form agreements or checklists; (k) contracts or agreements executed with any person or entity; (l) information regarding advantageous business relationships with other entities; (m) officer, director, and equity holder information; (n) employee recruiting techniques and procedures, employee training techniques and procedures, customer engagement and event development techniques and procedures, and the content of scripts and marketing collateral; all relating to or useful in their business and which have not been disclosed to the general public; and (o) the terms of this Agreement. The parties agree and acknowledge that the Confidential Business Information, as such may exist from time to time, constitutes valuable, confidential, special, and unique assets of its owner. The parties understand and agree that their obligations and duties under this Section 6 do not cease upon termination of this Agreement and, further, the parties shall return all Confidential Business Information (including any copies thereof) to its owner promptly following termination of this Agreement.
7.Disclaimer; Limitation of Liability, Survival.
(a)Service Provider Disclaimer. The Service Provider makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.

(b)Service Provider Limitation of Liability. Neither the Service Provider nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives, and Affiliates (each a "Service Provider Related Party" and, collectively, the "Service Provider Related Parties") shall be liable to the Company or any of its Affiliates for any loss, liability, damage, or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage, or expense shall be proven to result directly from the willful misconduct of such person. In no event shall the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive, or consequential damages, including, without limitation, loss of profits or lost business, even if the Service Provider has been advised of the possibility of such damages. Under no circumstances shall the liability of the Service Provider and its Related Parties exceed, in the aggregate, the fees actually paid to the Service Provider hereunder.
(c)Company Disclaimer. The Company makes no representations or warranties, express or implied, in respect of the Company Services to be provided by it hereunder.
(d)Company Limitation of Liability. Neither the Company nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives, and Affiliates (each a "Company Related Party" and, collectively, the "Company Related Parties") shall be liable to the Service Provider or any of its Affiliates for any loss, liability, damage, or expense arising out of or in connection with the performance of any Company Services contemplated by this Agreement, unless such loss, liability, damage, or expense shall be proven to result directly from the willful misconduct of such person. In no event shall the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive, or consequential damages, including, without limitation, loss of profits or lost business, even if the Service Provider has been advised of the possibility of such damages. Under no circumstances shall the liability of the Service Provider and its Related Parties exceed, in the aggregate, the fees actually paid to the Service Provider hereunder.
(e)Survival. The representations and warranties of each of the Company and the Service Provider shall survive the termination or expiration of this Agreement for a period of twelve (12) months. The covenants and agreements of each of the Company and the Service Provider shall survive the termination or expiration of this Agreement without limitation until fulfilled.
8.Indemnification.
(a)By the Company. The Company shall indemnify and hold harmless the Service Provider and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party of the Services or other matters referred to or contemplated by, this Agreement, in each case where such claim either arose during the term of this Agreement or relates to any period of time prior to the date of this Agreement (each a “Service Provider Claim”), and the Company shall reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Notwithstanding the foregoing, the Company shall not be required to indemnify any Indemnified Party under this Section 8 to the extent that any loss, claim, damage, liability, cost, or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate, Related Party, or controlling person, as the case may be, of the Service Provider and any Affiliates of such persons, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the parties hereto and their respective Affiliates and Related Parties. The provisions of this Section 8 shall survive the termination of this Agreement. To the extent that the Service Provider has a claim for indemnification under this Agreement, the Service Provider may elect, in its sole discretion and without prejudice to any other remedy, to set off and withhold the amount of such claim, in whole or in part of satisfaction of such claim, against amounts owed to the Company hereunder. For the avoidance of doubt, Service Provider Claims shall not include any losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out arising from or related to any contract between Service Provider and any third party.
(b)By the Service Provider.    The Service Provider shall indemnify and hold harmless the Company and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party of the Services or other matters referred to or contemplated by, this Agreement, in each case where such claim either arose during the term of this Agreement or relates to performance of the Services by Service Provider (each a “Company Claim”), and the Service Provider shall reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Notwithstanding the foregoing, the Service Provider shall not be required to indemnify any Indemnified Party under this Section 8 to the extent that any loss, claim, damage, liability, cost, or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Service Provider under this Section 8 shall be in addition to any liability which the Service Provider may otherwise have, shall extend upon the same terms and conditions to any Affiliate, Related Party, or controlling person, as the case may be, of the Company and any Affiliates of such persons, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the parties hereto and their respective Affiliates and Related Parties. The provisions of this Section 8 shall survive the termination of this Agreement. For the avoidance of doubt, Company Claims shall not include any losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out arising from or related to any contract between Company and any third party.
9.Independent Contractor. Nothing contained herein shall be construed as creating a partnership, trust, fiduciary relationship, joint venture, or any relationship other than vendor as between the Service Provider and the Company. The Service Provider shall be an independent contractor pursuant to providing Services under this Agreement. The Company shall also be an independent contractor pursuant to providing Company Services under this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Service Provider or any of its Service Provider Related Parties, or Company or any of its Company Related Parties including without limitation in any of their respective capacities as stockholders or directors of the Company or of Service Provider.
10.Permissible Activities. Nothing herein shall in any way preclude the Service Provider or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company or any of its Affiliates. So long as the Company is not providing services comparable to the Services to any party, vendor, supplier or client providing or receiving Services under this Agreement, nothing herein shall in any way preclude the Company or its Affiliates or their respective Company Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Service Provider or any of its Affiliates.
11.Notices. Any notice, request, instruction, or other document to be given hereunder by a party shall be in writing and shall be deemed to have been given: (i) when received if given in person; (ii) on the date of receipt if sent by overnight courier; (iii) five days after being deposited in the U.S. mail, certified mail, return receipt requested, postage prepaid; or (iv) in the case of electronic mail, on the date sent (if confirmation of transmission is received by the sender or no failure message is generated), except that if the electronic mail is received at or after 4:00 p.m. (local time in place of receipt), then the notice, request, instruction or other document shall be deemed to have been delivered and received on the next business day:

If to the Company:	Volato Group, Inc. 1954 Airport Road, Suite 124 Chamblee, GA 30341 Attention: Matthew Liotta Email: matt.liotta@flyvolato.com
with a copy to:	Womble Bond Dickenson 2001 K Street NW Suite 400 South Washington, DC 20006 Email: reid.avett@wbd-us.com

If to the Service Provider:	flyExclusive, Inc. 2860 Jetport Rd. Kinston, NC 28504 Attention: Jim Segrave Email: jsegrave@flyexclusive.com
with a copy to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attention: Larry E. Robbins Email: lrobbins@wyrick.com or to such other individual or address as a party hereto may designate for itself by notice to the other party given as herein provided.
12.Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
13.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights or obligations of the parties hereunder may be transferred or assigned by any party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that company, and (b) the Service Provider may assign its rights and obligations hereunder to any of its Affiliates. Any attempted transfer or assignment in violation of this Section 13 shall be void.
14.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
15.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
16.Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
17.Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
18.Governing Law; Submission to Jurisdiction. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each party submits to the jurisdiction of any state or federal court sitting in the State of North Carolina. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
19.Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 19.
20.Requirement of Good Faith. Wherever this Agreement provides for a determination, action, decision, selection, consent, approval, or adoption by either party hereto, the determination, action, decision, selection, consent, approval, or adoption by said party shall be made in good faith.
21.Force Majeure. Except with respect to payment obligations, a party shall not be liable nor deemed to be in default of this Agreement for any delay or failure in performance under this Agreement resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes, pandemics or other work interruptions beyond the reasonable control of such party. However, both parties shall make good faith efforts to perform, and to mitigate any resulting delay of failure of performance, under this Agreement in the event of any such circumstances.
22.Counterparts; Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts shall together constitute one and the same instrument and each counterpart shall constitute an original of this Agreement.
23.No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement on the date first written above.

VOLATO GROUP, INC.
By /s/ Matthew Liotta Name: Matthew Liotta Title: Chief Executive Officer
FLYEXCLUSIVE, INC.
By /s/ Jim Segrave Name: Jim Segrave Title: Chief Executive Officer